Exhibit 20.6
Page 1 of 3

Navistar Financial 1995-B Owner Trust
For the Month of June 1996
Distribution Date of July 15, 1996

Original Pool Amount                  $454,499,683.43
Subsequent Receivables                 $70,451,789.39

Beginning Pool Balance                $413,855,776.79
Beginning Pool Factor                       0.7883696

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $14,199,367.17
  Interest Collected                    $3,427,795.14

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $631,845.68
Total Additional Deposits                 $631,845.68
Repos/Chargeoffs                          $623,419.70
Aggregate Number of Notes Charged Off              67

Total Available Funds                  $18,259,007.99
Ending Pool Balance                   $399,032,989.92
Ending Pool Factor                          0.7601331

Servicing Fee                             $344,879.81

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $22,805,019.74
  Target Percentage                              5.50%
  Target Balance                       $21,946,814.45
  Minimum Balance                      $11,023,980.93
  (Release)/Deposit                      $(858,205.29)
  Ending Balance                       $21,946,814.45

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           3,186,554.35    2,011
    31-60 days                             674,229.08      521
    60+ days                               153,439.36      104

    Total                                4,014,222.79    2,011

  Balances:
    60+ days                             4,908,940.56      104

Memo Item - Reserve Account
  Prior Month                          $22,762,067.72
  + Invest. Income                          42,952.02
  - Transfer to Collections Account              0.00
    Beginning Balance                  $22,805,019.74

Exhibit 20.6
Page 2 of 3

Navistar Financial 1995-B Owner Trust
For the Month of June 1996

                                                                NOTES
                                       TOTAL          CLASS A-1       CLASS A-2        CLASS A-3      CERTIFICATES
Original
 Pool Amount Dist.:              $525,000,000.00  $122,300,000.00  $100,000,000.00  $284,325,000.00  $18,375,000.00
 Distribution Percentages                                  75.26%           24.74%            0.00%           0.00%
 Coupon                                                    5.750%           5.940%           6.050%          6.220%

Beginning Pool Balance           $413,855,776.79
Ending Pool Balance              $399,032,989.92
Collected Principal               $14,199,367.17
Collected Interest                 $3,427,795.14
Charge-Offs                          $623,419.70
Liquidation Proceeds/Recoveries      $631,845.68
Servicing                            $344,879.81
Cash Transfer from Reserve Acct            $0.00
  Total Collections Available
    for Debt Service              $17,914,128.18

Beginning Balance                $413,855,776.79   $11,155,776.79  $100,000,000.00  $284,325,000.00  $18,375,000.00

Interest Due                       $2,077,170.39       $53,454.76      $495,000.00    $1,433,471.88      $95,243.75
Interest Paid                      $2,077,170.39       $53,454.76      $495,000.00    $1,433,471.88      $95,243.75
Principal Due                     $14,822,786.87   $11,155,776.79    $3,667,010.08            $0.00           $0.00
Principal Paid                    $14,822,786.87   $11,155,776.79    $3,667,010.08            $0.00           $0.00

Ending Balance                   $399,032,989.92            $0.00   $96,332,989.92  $284,325,000.00  $18,375,000.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                     0.0000           0.9633           1.0000          1.0000

Total Distributions               $16,899,957.26   $11,209,231.55    $4,162,010.08    $1,433,471.88      $95,243.75

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)   $0.00            $0.00            $0.00            $0.00           $0.00

Excess Servicing                   $1,014,170.92

Beginning Reserve Account Balance $22,805,019.74
(Release)/Draw                      ($858,205.29)
Ending Reserve Account Balance    $21,946,814.45

Exhibit 20.6
Page 3 of 3

Navistar Financial 1995-B Owner Trust
For the Month of June 1996

Trigger Events:   A) Loss Trigger
                  B) Delinquency Trigger

                                5                4               3                2                 1
                             Feb 1996         Mar 1996        Apr 1996         May 1996         June 1996

Beg. Pool Balance        $473,707,871.41  $462,618,416.17  $448,919,029.43  $427,599,756.31  $413,855,776.79

A) Loss Trigger:
Principal of Contracts
  Charged off                $630,891.07    $1,013,486.59      $547,772.76    $1,056,671.00      $623,419.70
Recoveries                   $112,457.85      $521,615.37      $311,075.62      $960,461.38      $631,845.68

Total Charged off
  (Months 5,4,3)           $2,192,150.42
Total Recoveries
  (Months 3,2,1)            1,903,382.68
Net Loss/(Recoveries)
  for 3 Mos.                 $288,767.74(a)

Total Balance
  (Months 5,4,3)       $1,385,245,317.01(b)

Loss Ratio [(a/b)(12)]           0.2502%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $3,554,941.87    $2,440,366.10  $4,908,940.56
  As % of Beginning
    Pool Balance                                                0.79189%         0.57071%       1.18615%
  Three Month Average                                           0.74986%         0.68279%       0.84958%
Trigger:
  Is Average> 2.0%                   No


Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer